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Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

CUSTODIAN:  The Bank of New York Mellon
Country                  Subcustodian Name Legacy Mellon                City
Argentina                Citibank, Buenos Aires                         Buenos Aires
Australia                National Australia Bank Ltd
Melbourne, Victoria 3000

Austria                  UniCredit Bank Austria AG                      Vienna, Austria

Bahrain                  HSBC Manama                                    Manama 304
Bahrain

Bangladesh               Standard Chartered Bank, Dhaka                 Dhaka - 1000, Bangladesh
Belgium                  ING Belgium                                    Brussels, Belgium
Bermuda                  Bank of Bermuda, Bermuda                       Cote d'Ivoire
Botswana                 Barclays Bank of Botswana Limited, Gaborone    Khama Crescent Gaborone
Brazil                   Citibank N.A., Sao Paulo                       Sao Paulo
Bulgaria                 UniCredit Bank Austria AG                      Sofia
Canada                   CIBC Mellon Trust Company                      Cote d'Ivoire
Caymen Islands           The Bank of New York Mellon                    London
Channel Islands          The Bank of New York Mellon                    London
Chile                    Banco Itau, Chile                              Las Condes, Santiago
China A                  HSBC Bank (China) Company Limited              Shanghai
China B                  HSBC Bank (China) Company Limited              Shanghai
Colombia                 Cititrust Colombia S.A.,                       Santa Fe de Bogota, D.C.
Croatia                  UniCredit Bank Austria AG                      10000 Zagreb
Cyprus                   EFG Eurobank Ergasias S.A.                     Athens
Czech Republic           Citibank Europe plc, organizacni slozka        Prague
Denmark                  Skandinaviska Enskilda Banken, Copenhagen      Copenhagen
Ecuador                  Banco de la Produccion S.A                     Quito
Egypt                    HSBC                                           Maadi, Cairo
Estonia                  SEB Pank AS (2005)                             Tallinn
Euroclear                Euroclear Bank S.A                             Brussels
Finland                  Skandinaviska Enskilda Banken                  Helsinki
France                   BNP Paribas Securities Services, Paris (1987)  Paris
Germany                  BHF Bank Akfiengesellschaft                    63067 Offenbach am Main
Ghana                    Barclays Bank of Ghana Limited, Accra           Accra
Greece                   EFG Eurobank Ergasias S.A.                     Athens
Hong Kong                HSBC, Hong Kong                                Kowloon
Hungary                   Unicredit Bank Hungary Zrt.                   Budapest
Iceland                  Islandsbanki hf.                               Reykjavik
India                    HSBC, Mumbai                                   Mumbai
Indonesia                HSBC, Jakarta                                  Jakarta
Ireland                  The Bank of New York Mellon, London Branch     Manchester
Israel                   Bank Hapoalim B.M.                             Tel Aviv 61000, Israel
Italy                    Intesa Sanpaolo S.p.A                           20152 Milan
Japan                    Mizuho Corporate Bank Ltd. (MHCB)              Tokyo
Japan                    BTMU, Tokyo (2007) (For CIBC Mellon clients onlTokyo
Jordan                   HSBC, Amman                                    Amman
Kazakhstan               HSBC, Kazakhstan                               Almaty
Kenya                    Barclays Bank of Kenya Limited, Nairobi        Nairobi
Kuwait                   HSBC Middle East Ltd                           Safat
Latvia                   AS SEB banka                                   Riga
Lebanon                  HSBC, Beirut                                   Beirut
Lithuania                SEB Bankas                                     Vilnius
Luxembourg               Euroclear Bank S.A                             Luxembourg
Malaysia                 Citibank Berhad                                Kuala Lumpur
Malta                    HSBC Bank Malta                                Valletta
Mauritius                HSBC, Port Louis                               18 Cybercity, Ebene
Mexico                   Banco Nacional de Mexico (BANAMEX)             Mexico City
Morocco                  Citibank Maghreb                               Casablanca
Namibia                  Standard Bank Namibia LTD                      Windhoek
The Netherlands          BNY Mellon Asset Servicing B.V                 Manchester
New Zealand              National Australia Bank Ltd                    Auckland
Niger                    Societe Generale de Banques en Cote d'lvoire   Plateau Abidjan
Norway                   DnB Nor Bank ASA                               Oslo
Oman                     HSBC                                           Sultanate of Oman
Pakistan                 Deutsche Bank AG, Karachi                      Karachi
Palestinian Autonomous ArHSBC                                           Ramallah, West Bank
Peru                     Citibank del Peru, Lima                        Lima
The Philippines          HSBC, Manila                                   Makati City
Poland                   ING Bank Slaski                                Warsaw
Portugal                 Banco Comercial Portugues S.A., Lisbon         2744-002 Porto Salvo
Qatar                    HSBC Middle East Ltd                           Doha
Romania                  UniCredit Bank Austria AG                      Bucharest
Russia                   ZAO Citibank Moscow                            Moscow
Saudi Arabia             SABB Securities Limited                        Riyadh
Serbia                   UniCredit Bank Austria AG                      Belgrade
Singapore                The Development Bank of Singapore, Singapore    Singapore
Slovakia                 UniCredit Bank A.S.                            Bratislava
Slovenia                 UniCredit Bank Austria AG                      Ljubljana
South Africa             Standard Bank of South Africa                  Johannesburg
South Korea              HSBC                                           Seoul
Spain                    Santander Investment Services, S.A.            Madrid
Sri Lanka                HSBC                                           Colombo
Swaziland                Standard Bank Swaziland Limited                Mbabane
Sweden                   Skandinaviska Enskilda Banken, Stockholm       SE-106 40 Stockholm
Switzerland              Union Bank of Switzerland, Zurich              8070 Zurich
Taiwan                   Standard Chartered Bank (SCB), Taipei          Taipei
Thailand                 HSBC, Bangkok Branch                           Bangkok
Tunisia                  Banque Internationale Arabe de Tunisie, Tunis   Tunis
Turkey                   Deutche Bank A.S                               Istanbul
Uganda                   Barclays Bank of Uganda, Kampala               Kampala
Ukraine                  ING Bank Ukraine                               Kyiv
United Arab Emirates     HSBC, Dubai                                    Dubai
United Kingdom           Deutsche Bank AG                               Manchester
United States            The Bank of New York Mellon                    New York
Uruguay                  Banco Itau Uruguay S.A.                        Montevideo
Venezuela                Citibank, N.A., Caracas                        Caracas
Vietnam                  HSBC                                           Ho Chi Minh City
Zambia                   Barclays Bank of Zambia Limited, Lusaka        Lusaka
Zimbabwe                 Barclays Bank of Zimbabwe Limited, Harare      Harare
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